Rule 424(b)(2)
			Registration Nos. 333-14791
	NASD File No. 961029005
	Cusip #: 52517PKR1

PRICING SUPPLEMENT NO. 247
Dated June 4, 1997 to Prospectus
Supplement dated February 5, 1997
and Prospectus dated October 31, 1996

	 LEHMAN BROTHERS HOLDINGS INC.
        	  Medium-Term Notes, Series E
                  		(Fixed Rate)

Due from Nine Months to 30 Years from Date of Issue

Pricing to Public:  100%

Agent's Commission: .50%

Original Issue Date: 6/25/97

Interest Rate Per Annum:  7.50%

Interest Payment Dates:	Monthly on the 25th, commencing on 7/25/97

Maturity Date:  6/25/12 (1)

1) Call Feature: The Company has the right to call the Notes at par on 6/25/02 only. Call notice is fifteen days.

These Notes, issued under Pricing Supplement No. 247, may be sold in minimum denominations of $1,000, or any amount in excess thereof which is an integral multiple of $1,000.

The aggregate principal amount of this offering is $7,000,000 and relates only to Amended Pricing Supplement No. 247. Medium-Term Notes, Series E may be issued by the Company in an aggregate principal amount of up to $9,517,500,000 and, to date, including this offering, an aggregate of $8,287,325,000 Medium-Term Notes, Series E has been issued and $4,755,890,000 are outstanding.

The Agent has purchased the Notes as principal in this transaction and may resell any of such Notes to another broker/dealer (acting as principal for the purposes of resale) at a discount, which may vary from the discount received by the Agent in such transaction.